Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44798) of Human Genome Sciences, Inc. of our report dated March 9, 2006 relating to the financial statements of the Human Genome Sciences, Inc., Employee Stock Purchase Plan for the plan years ended December 31, 2005 and 2004, which appears in this Form 11-K.

/s/ Reznick Group, P.C.

Baltimore, Maryland

March 27, 2006

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